UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2018

Analogic Corporation

(Exact name of registrant as specified in charter)

Massachusetts	0-6715	04-2454372
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

8 Centennial Drive, Peabody, Massachusetts	01960
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 978-326-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transitionperiod for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 22, 2018, Analogic Corporation, a Massachusetts corporation (the “Company”), completed its previously announced merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 10, 2018, by and among the Company, ANLG Holding Company, Inc., a Delaware corporation (“Parent”), and AC Merger Sub, Inc., a Massachusetts corporation and a wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are owned by funds affiliated with Altaris Capital Partners, LLC (“Altaris”).

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, the Company terminated its Credit Agreement, dated November 23, 2015, by and among the Company, the financial institutions identified therein as lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Credit Agreement”), at the effective time of the Merger, and a payment of the amount previously outstanding under the Credit Agreement was made in full in cash.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 22, 2018, the Merger was consummated and, in accordance with the Merger Agreement, each share of Company common stock (the “Common Stock” and each a “Share”) issued and outstanding as of such date (other than Shares owned by any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent immediately prior to the effective time of the Merger (the “Effective Time”), all of which were canceled, was automatically converted into the right to receive $84.00 in cash, without interest and subject to deduction for any required withholding tax (the “Merger Consideration”), and each former holder of such Shares ceased to have any rights with respect thereto, except the right to receive the Merger Consideration.

Each unexercised stock option that was outstanding immediately prior to the Effective Time with an exercise price per share less than the Merger Consideration was automatically canceled and converted into the right to receive the Merger Consideration less the exercise price for each underlying Share. Each outstanding and unexercised stock option with an exercise price per Share equal to or greater than the Merger Consideration was canceled, without payment of any consideration payable therefor, and has no further force or effect. Each restricted stock unit award that was outstanding immediately prior to the Effective Time and unvested became fully vested and was automatically canceled and converted into the right to receive the Merger Consideration for each underlying Share. Each performance-based share unit award that was outstanding immediately prior to the Effective Time became fully vested with respect to the number of shares of Common Stock that would have been earned in accordance with the methodology set forth in the applicable award agreement (as in effect on the date of the Merger Agreement) or previously established by the Compensation Committee of the Company’s Board of Directors and was automatically canceled and converted into the right to receive the Merger Consideration for each underlying vested Share.

The aggregate consideration paid by Parent in the Merger was approximately $1.07 billion, excluding related transaction fees and expenses. Parent funded the payment of the aggregate consideration through a combination of cash made available to Parent by cash equity contributions from funds affiliated with Altaris, unrestricted cash-on-hand held by the Company and debt financing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2018 and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on June 22, 2018 of the consummation of the Merger. Trading in the Common Stock will be suspended prior to the open of trading on June 23, 2018. The Company also requested that Nasdaq file with the SEC an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, each of Fred B. Parks, Dr. Bernard Bailey, Jeffrey P. Black, James J. Judge, Dr. Michael T. Modic, Stephen A. Odland and Joseph E. Whitters resigned as directors of the Board of Directors of the Company (the “Company Board”) and from all committees of the Company Board on which such directors served, effective as of the Effective Time. At the Effective Time and by operation of the Merger Agreement, the directors of the Merger Sub immediately prior to the Effective Time, George Aitken-Davies and Jim O’Brien, became the directors of the Company (as the surviving corporation). Following the Merger, each of Michael J. Bourque and John J. Fry no longer serve as officers of the Company and Will Rousmaniere was appointed as the Chief Financial Officer of the Company (as the surviving corporation). Fred B. Parks, Mervat Faltas and Brooks West continue to serve as officers of the Company (as the surviving corporation).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, (i) the articles of organization of the Company as in effect immediately prior to the Effective Time, were amended, and such articles of organization, as amended, became the articles of organization of the Company (as the surviving corporation) and (ii) the bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety, and such amended and restated bylaws became the bylaws of the Company (as the surviving corporation). The amended and restated bylaws of the Company are identical to the bylaws of the Merger Sub as in effect immediately prior to the Effective Time, except that all references to the name of the Merger Sub therein were changed to refer to the name of the Company. A copy of the amendments to the articles of organization and a copy of the amended and restated bylaws of the Company (as the surviving corporation) are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On June 22, 2018, the Company and Altaris issued a joint press release announcing the consummation of the Merger. A copy of that press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

3

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index attached to this Current Report on Form 8-K, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 10, 2018, by and among the Company, Parent, and Merger Sub (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2018).*

3.1	Amendments to Articles of Organization of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint press release issued by Altaris and the Company on June 22, 2018.

*	Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and the Company agrees to furnish supplementally a copy of any omitted schedule to the staff of the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2018	Analogic Corporation

	By:	/s/ Fred B. Parks
Fred B. Parks
President and
Chief Executive Officer